Exhibit 10.99

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver”), dated as of [ ], 2019, is entered into by and among Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), and the holders of the Series A Preferred Stock of the Company (the “Stockholders”) identified on the signature page hereto.

WHEREAS, the Stockholders identified on the signature page hereto consist of all of the holders of the outstanding shares of the Series A Preferred Stock (the “Shares”) of the Company as of the date hereof;

WHEREASE, the Amended and Restated Certificate of Incorporation of the Company currently in effect, filed with the Secretary of State of the State of Delaware on June 15, 2017 (the “Amended Charter”), provides, among other things, for the holders of the Shares (x) a payment of cash dividends (the “Dividends”) at the rate of 12% of the Stated Value per annum, payable monthly in cash, pursuant to Article Fourth, Section (c)(ii) of the Amended Charter; and (y) redemption by the Company of all of the Shares for cash or for shares of common stock of the Company, in the Company’s sole discretion, commencing on December 31, 2018, pursuant to Article Fourth, Section (c)(iii)(A) of the Amended Charter (the “Redemption Obligation”);

WHEREAS, the Company is seeking a waiver from compliance with the Redemption Obligation;

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Amended Charter.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.Waiver of the Redemption Obligation.  The Stockholders hereby grant to the Company a waiver from compliance with the Redemption Obligation of the Company pursuant to Article Fourth, Section (c)(iii)(A) of the Amended Charter until December 31, 2020. Notwithstanding the foregoing, the Company, at its sole discretion, shall have the right to, but not the obligation, to redeem all or any portion of the Shares for cash or for shares of common stock of the Company, in the Company’s sole discretion pursuant to Article Fourth, Section (c)(iii)(A) of the Amended Charter, at any time from time to time prior to December 31, 2020. The Company may redeem the Shares from any of the Stockholders at its sole discretion and shall not be required to redeem an equal number or percentage of Shares from the Stockholders and their permitted successors and assigns.

2.Dividends. For the avoidance of doubt, the Company shall continue to pay the Dividends to the Stockholders pursuant to Article Fourth, Section (c)(ii) of the Amended Charter.

3.Continuing Effect.Except as expressly set forth herein, all of the terms and conditions of the Amended Charter shall remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, nothing contained herein shall be deemed a waiver of any other provision of the Amended Charter or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party.

4.Representations and Warranties. Each Stockholder hereby represents and warrants to the Company, severally, but not jointly, and the Company hereby represents and warrants to the

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Stockholders, that (i) it has the full right, power and authority to enter into this Waiver and to perform its obligations hereunder, and (ii) the execution of this Waiver by the individual whose signature is set forth at the end of this Waiver on behalf of such party, and the delivery of this Waiver by such party, have been duly authorized by all necessary action on the part of such party; and (iii) this Waiver has been executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

5.Counterparts; Choice of Law. This Waiver may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Waiver shall be governed by and construed in accordance with and be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

6.Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Waiver.

7.ENTIRETY.  THIS WAIVER SUPERCEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.  THIS WAIVER REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the day and year written above.

THE COMPANY: STAFFING 360 SOLUTIONS, INC. By: Name: Title:	STOCKHOLDER: BRENDAN FLOOD By: Name: Title:
MATTHEW BRIAND By: Name: Title: